UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of report (Date of earliest event reported): March 15, 2010 ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

  On March 15, 2010, Royal Caribbean Cruises Ltd., as guarantor (the “Company”), and Allure of the Seas Inc., a wholly-owned subsidiary of the Company, as borrower (the “Borrower”), entered into a credit agreement with various financial institutions and Skandinaviska Enskilda Banken AB (publ), as Administrative Agent. The agreement provides for an unsecured term loan of up to US$1,130,000,000 to the Borrower which is 95% guaranteed by Finnvera, the official export credit agency of Finland. The loan amortizes over 12-years with semi-annual payments, and when drawn will bear interest at LIBOR plus the applicable margin set forth in the credit agreement. Each of the financial institutions may elect repayment of their respective portions of the loan on the seventh year anniversary. The Borrower may elect at any time to make a voluntary prepayment in whole or part of the outstanding principal loan amount. The Borrower intends to use the proceeds of the loan towards the purchase price of Allure of the Seas.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 - Credit Agreement dated as of March 15, 2010 among Allure of the Seas Inc., as borrower, Royal Caribbean Cruises Ltd. as guarantor, various financial institutions and Skandinaviska Enskilda Banken AB (publ), as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	March 19, 2010	By:	/s/ Bradley H. Stein
			Name:	Bradley H. Stein
			Title:	Senior Vice President, General Counsel and Corporate Secretary